UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

USD Partners LP

(Exact name of registrant as specified in its charter)

Delaware	30-0831007
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Daniel K. Borgen

Chief Executive Officer and President

USD Partners LP

811 Main Street, Suite 2800

Houston, Texas 77002

(281) 291-0510

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-198500

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in USD Partners LP (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “Our Partnership Agreement” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-198500), initially filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2014 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-198500), initially filed with the Securities and Exchange Commission on August 29, 2014, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Third Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USD Partners LP

	BY:	USD Partners GP LLC as general partner

Date: October 1, 2014	By:	/s/ Daniel K. Borgen
Daniel K. Borgen
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-198500), initially filed with the Securities and Exchange Commission on August 29, 2014, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Third Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Form S-1 Registration Statement).